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                                                                    EXHIBIT 11.1

                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                           -----------------------------------------------------------------------------------
                                                             1999                                      1998
                                           -----------------------------------------  ----------------------------------------
                                                          WEIGHTED                                   WEIGHTED
                                                           AVERAGE     PER SHARE                     AVERAGE        PER SHARE
                                              INCOME       SHARES        AMOUNT          INCOME       SHARES          AMOUNT
                                            (NUMERATOR) (DENOMINATOR)                 (NUMERATOR)  (DENOMINATOR)
                                           -----------------------------------------  ----------------------------------------
BASIC EPS
   Net income ..........................   $     37,846      135,824     $      0.28  $   108,702       137,652     $     0.79

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes ...................          1,399        9,876                        2,350         9,876

DILUTED EPS
                                           -----------------------------------------  ----------------------------------------
   Net income + assumed conversions ....   $     39,245      145,700     $      0.27  $   111,052       147,528     $     0.75
                                           =========================================  ========================================




                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                           -----------------------------------------------------------------------------------
                                                             1999                                      1998
                                           -----------------------------------------  ----------------------------------------
                                                          WEIGHTED                                    WEIGHTED
                                                           AVERAGE     PER SHARE                       AVERAGE       PER SHARE
                                              INCOME       SHARES        AMOUNT          INCOME        SHARES         AMOUNT
                                            (NUMERATOR) (DENOMINATOR)                 (NUMERATOR)  (DENOMINATOR)
                                           -----------------------------------------  ----------------------------------------

   BASIC EPS
      Net income.........................  $   142,891      135,821    $        1.05  $  301,089        138,762     $     2.17

   EFFECT OF DILUTIVE POTENTIAL SHARES
      Convertible notes..................        4,858        9,876                        7,305         9,876

   DILUTED EPS
                                           -----------------------------------------  ----------------------------------------
      Net income + assumed conversions...  $   147,749      145,697    $        1.01  $  308,394       148,638      $     2.07
                                           =========================================  ========================================